Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of The Toro Company (the “Company”) on Form 10-K for the fiscal year ended October 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Richard M. Olson, President and Chief Executive Officer of the Company, and Renee J. Peterson, Vice President, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard M. Olson

Richard M. Olson

President and Chief Executive Officer

December 22, 2016

/s/ Renee J. Peterson

Renee J. Peterson

Vice President, Treasurer and Chief Financial Officer

December 22, 2016

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.